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                                                                   Exhibit 10.26
                          AMENDMENT NO. 1 TO GUARANTEE

        THIS AMENDMENT NO. 1 TO GUARANTEE (this "Amendment") dated as of March 29, 2002, but effective as of October 25, 2001, is made by and between HUMAN GENOME SCIENCES, INC., a Delaware corporation ("Guarantor") and ALLFIRST BANK, a Maryland banking corporation, as agent ("Agent").

                                    RECITALS

        A. Guarantor executed a certain Guarantee in favor of Agent dated as of October 25, 2001 (the "Guarantee"), pursuant to which Guarantor irrevocably and unconditionally guaranteed to Agent, for the benefit of the Beneficiaries, the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance of, certain Liabilities.

        B. Guarantor and Agent have agreed to enter into this Amendment for the sole purpose of confirming and clarifying the intent of the parties regarding the Beneficiaries of the Guarantee during the Construction Period (as defined in the Facility Lease).

                                   AGREEMENTS

        NOW, THEREFORE, for and in consideration of the terms of this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor and Agent agree as follows:

        1.      Capitalized Terms.   Capitalized terms used herein but not
otherwise defined herein shall have the meanings assigned thereto in the Guarantee.

        2.      Amendment to Section 1 of the Guarantee.   The first paragraph
of Section 1 of the Guarantee is hereby amended and restated as follows:

        "Guarantor hereby irrevocably and unconditionally guarantees to the Agent, for the benefit of the Beneficiaries (as hereinafter defined), the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance of, all of the Liabilities (as hereinafter defined), including interest and yield on any such Liabilities, whether accruing before or after any bankruptcy or insolvency case or proceeding involving Guarantor or any other Person (as defined in the Facility Lease), and, if interest or yield on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by any Beneficiary in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guarantee. The term "Liabilities", as used herein, shall mean all of the following (without duplication), in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or


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to become due: (i) all amounts now or hereafter payable by the Issuer under the
Letter of Credit Agreement, (ii) all amounts now or hereafter payable by the Trust under the Trust Agreement, (iii) all amounts now or hereafter payable by the Issuer under the Hedge Agreement and (iv) all amounts now or hereafter payable under the Facility Lease and any of the other Operative Documents (in each case whether or not Guarantor or any other Person shall be relieved or released from any or all liability or obligations under any of the Operative Documents, except on account of the full and indefeasible payment of all the Liabilities and full and strict compliance by Guarantor with its obligations hereunder); provided, however, that notwithstanding anything to the contrary contained herein, Guarantor shall not be obligated under any circumstances to pay under this Guaranty, and the term "Liabilities" shall not include, any amounts greater than the Lessee (as defined in the Facility Lease) would have had to pay, under the Facility Lease, the Deed of Trust and the other Operative Documents, assuming that such documents were enforced in accordance with their terms (and without giving effect to any discharge or limitation thereon resulting or arising by reason of the bankruptcy or insolvency of the Lessee), plus all reasonable costs actually incurred in enforcing this Guarantee. The term "Beneficiary" and "Beneficiaries", as used herein, means (individually and collectively) the following: (a) during the Construction Period, the Agent, for the sole benefit of the Lessor (as defined in the Facility Lease), solely with respect to any Liabilities attributable to the construction of the Additional Improvements (as defined in the Facility Lease), and the Agent, for the benefit of the Bank and the Hedge Counterparty, and their respective successors and permitted assigns, with respect to all other Liabilities, and (b) upon completion of construction of the Additional Improvements in accordance with the Facility Lease, the Agent, for the benefit of the Bank and the Hedge Counterparty, and their respective successors and permitted assigns, with respect to all Liabilities."

        3.      Ratification of Guarantee.   Except as expressly amended by this
Amendment, the Guarantee is hereby ratified and reaffirmed and shall continue in full force and effect.


        4.      Applicable Law.    This Amendment shall be governed by the laws
of the State of Maryland.

        5. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original for all purposes, and all counterparts shall together constitute one and the same instrument.



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        IN WITNESS WHEREOF, Guarantor and Agent have caused this Amendment to be signed on their behalf, under seal, by their respective signatories thereunto duly organized as of the date first above written.

                                            GUARANTOR:
                                            ---------

                                            HUMAN GENOME SCIENCES, INC.

                                            By:    /s/ Steven C. Mayer
                                                   -----------------------------
                                            Name:  Steven C. Mayer
                                                   -----------------------------
                                            Title: Senior Vice President & CFO
                                                   -----------------------------


                                            AGENT:
                                            -----

                                            ALLFIRST BANK, as Agent

                                            By:    /s/ Joseph C. Lemense
                                                   -----------------------------
                                            Name:  Joseph C. Lemense
                                                   -----------------------------
                                            Title: Senior Vice President
                                                   -----------------------------




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ACKNOWLEDGED AND APPROVED BY:

ALLFIRST BANK, as Credit Facility Provider and Certificate Holder

By:     /s/ Joseph C. Lemense
        ------------------------------
Name:   Joseph C. Lemense
        ------------------------------
Title:  Senior Vice President
        ------------------------------



WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee, as Lessor

By:     /s/ Val T. Orton
        ------------------------------
Name:   Val T. Orton
        ------------------------------
Title:  Vice President
        ------------------------------





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